THE EQUITABLE LIFE ASSURANCE
                   SOCIETY OF THE UNITED STATES ("Equitable")
                         DEFERRED COMPENSATION PLAN FOR
                SELECT GROUP OF MANAGEMENT EMPLOYEES AND AGENTS,
                    PLAN B, SECOND AMENDMENT AND RESTATEMENT,
                            EFFECTIVE JANUARY 1, 1996

Section 1.        Purpose

The purpose of this Plan is to enhance the financial planning opportunities of Eligible Employees and Eligible Agents of Equitable by providing them with the opportunity to defer through a Deferral Agreement Salary, Incentive Compensation or Commissions respectively or a percentage thereof to a later date pursuant to the following provisions of the Plan. Further, this Plan shall be viewed as two separate plans for the purpose of determining the applicability of certain provisions of the Employee Retirement Income Security Act of 1974, as amended, to the provisions of the Plan covering Eligible Employees and Eligible Agents who are considered full-time life insurance salespersons under the Internal Revenue Code of 1986, as amended ("Code") and the Federal Insurance Contributions Act.

Section 2.        Definitions

(1) Beneficiary - "Beneficiary" means the person or persons designated as such in Section 7.

(2) Commissions - "Commissions" mean commissions with respect to all forms of the Equitable's policies and contracts, both individual and group, and service fees under the 14th Edition or 10th Edition form of Agents' Agreement or other forms of compensation approved by the Committee. Effective April 1, 1996 "Commissions" shall also mean commissions with respect to all forms of Equitable policies and contracts, both individual and group, and service fees under 14th Edition R forms of Agents' Agreement, provided, however, that the term Commissions shall not include renewal commissions earned by an Eligible Agent who is under a 14th Edition R form of Agents' Agreement, when that Eligible Agent was under a 14th Edition or 10th Edition form of Agents' Agreement.

(3) Committee - "Committee" shall mean the Officers Committee on Benefits Plans or such other committee as may be designated from time to time by the Board of Directors of Equitable.

(4) Compensation - "Compensation" means an Eligible Employee's Salary and Incentive Compensation paid or payable during the calendar year.

(5) Date of Distribution - "Date of Distribution" means the date specified in the Deferral Agreement on which the payments required by this Plan and the Deferral Agreement are made or commence.

(6) Deferral Account - "Deferral Account" means a record maintained by Equitable of the Participant's Salary, Incentive Compensation or Commissions deferred pursuant to the Deferral Agreement, interest credits, and payments made to the Participant or his or her Beneficiary. The use of the word "Account" herein does not contemplate or imply any segregation by Equitable of any monies or other assets, nor shall it be deemed to mean that any amount credited to the Deferral Account is the property of the Participant.

(7) Deferral Agreement - "Deferral Agreement" means a written agreement substantially in the form attached hereto which is entered into, prior to the beginning of the calendar year for which the Salary, Incentive Compensation or Commissions that will be deferred is earned, pursuant to the provisions of this Plan by Equitable and the Eligible Employee or Eligible Agent and pursuant to which the Eligible Employee or Eligible Agent becomes a Participant in the Plan. An Eligible Employee or Eligible Agent may, subject to the approval of the Committee, enter into a Deferral Agreement after the beginning of the calendar year to apply to Salary or Commissions to be earned during a subsequent part of that calendar year.

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(8)      Deferral Period - "Deferral  Period" means the period  specified in the
         Deferral Agreement,  provided, however, that it shall not extend beyond
         the   Participant's   retirement  date,   except  for  deferrals  by  a
         Participant who has entered into a 14th Edition R form of agreement, whose deferral shall not extend beyond a period which ends at the end of the month of the Eligible Agent's seventy first birthday. To the extent a particular deferral of a Participant who is an Eligible Employee exceeds 33-1/3% of that Participant's Compensation in a calendar year, it shall not, with respect to the excess, extend beyond 36 months. Whether a particular deferral exceeds 33 1/3% of a Participant's Compensation in a calendar year, shall be made with reference to the Participant's total compensation deferrals under Equitable's deferred compensation plans. Retirement hereunder shall occur on the date a Participant retires under an Equitable retirement plan or in the case of an Eligible Employee, upon termination of employment with Equitable before retirement or in the case of a Participant who is an Eligible Agent who has entered into a 14th Edition or 10th Edition form of Agents' Agreement, cancellation of the agent's contract with the Equitable before retirement.

(9) Eligible Agent - "Eligible Agent" means a member of a select group of highly compensated individuals selected to participate in the Plan by the Committee who (i) is under a 14th Edition form of Agents Agreement with the Equitable and is classified as a "full-time life insurance salesman" for purposes of the Federal Insurance Contributions Act, or
         (ii) is an employee agent under a 10th Edition form of Agent's Agreement. Effective April 1, 1996, the term "Eligible Agent" shall also mean an individual under a 14th Edition R form of Agents Agreement with the Equitable and is classified as an independent contractor.

(10) Eligible Employee - "Eligible Employee" means a highly compensated member of a select group of management employees or agency managers of Equitable, who is selected to participate in the Plan by the Committee.

(11) Equitable - "Equitable" means The Equitable Life Assurance Society of the United States, a corporation organized and existing under the laws of the State of New York, or its successor or successors.

(12) Incentive Compensation - "Incentive Compensation" means the short term incentive compensation earned during any calendar year under Equitable's short term incentive compensation program. For Deferral Agreements entered into in one year, incentive compensation includes incentive compensation earned in that year but to be determined in the subsequent year.

(13) Participant - "Participant" means an Eligible Employee or an Eligible Agent who has filed with the Committee or its designee a completed and executed Deferral Agreement and is participating in this Plan in accordance with the provisions of this Plan.

(14) Plan - "Plan" means the Equitable Deferred Compensation Plan for Select Group of Management Employees and Agents, Plan B, Second Amendment and Restatement, effective January 1, 1996.

(15) Salary - "Salary" means the base salary earned by an Eligible Employee for any calendar year before reductions pursuant to this Plan or any other plan of deferred compensation, including Code sections 401(k), 125 and 129 plans during the Deferral Period.

(16) 14th Edition R form of Agents Agreement - "14th Edition R form of Agents Agreement" means an agreement entered into by an agent and Equitable, or an agent operating as if he is under such an agreement, on or subsequent to such agent's retirement under the Equitable Retirement Plan.

Section 3.        Deferrals of Salary/Incentive Compensation or Commissions

An Eligible Employee may enter into a Deferral Agreement whereby he/she may defer payment of up to 100% of his/her Salary and/or Incentive Compensation. An Eligible Agent may enter into a Deferral Agreement whereby he/she may defer 100% of his or her Commissions, provided, however, that an Eligible Agent who is classified as an independent contractor and is under a 14th Edition R form of Agents Agreement shall be subject to a minimum deferral amount of 25% of his or her Commissions. The Agreement shall determine the period during which the percentage will be applied to Salary, Incentive Compensation or Commissions to effect deferrals.

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Section 4.        Benefit Treatment

Benefits under Equitable's health, disability, life insurance and survivor income benefit plans in which a Participant participates will be calculated on the basis of Salary, Incentive Compensation or Commissions as applicable, unreduced for any deferral(s) under this Plan. Benefits under Equitable's qualified and non-qualified Retirement and Investment Plans will be based on the terms of those plans at the time of payment of amounts deferred under this Plan. Any deferral(s) of Salary or Incentive Compensation under the Executive Deferred Compensation Plan of the Equitable Life Assurance Society of the United States, Plan A ("Plan A"), or other Equitable plan which a Participant may have elected prior to entering into the Deferral Agreement, will take precedence over any deferral(s) under this Plan. The deferral(s) under this Plan will, however, be based on Salary, Incentive Compensation or Commissions as applicable, unreduced by the deferrals under Plan A or other deferral plans.

Further, to the extent that a Participant is precluded from receiving a matching contribution under the Equitable's Investment Plan for Employees, Managers and Agents because of the deferral(s) under this Plan, to the extent the Participant is not participating in Plan A, such Participant will receive his match, to the extent not made under any other Equitable non-qualified defined contribution plan, in this Plan. If the Participant is participating in Plan A, the match will be made in Plan A. In addition, any deferral(s) made under this Plan which is not considered in calculating a Participant's benefit under the Equitable Retirement Plan for Employees, Managers and Agents (the "Pension Plan") thus, causing the benefit under the Pension Plan to be reduced, to the extent not paid under any other non-qualified defined benefit plan, will be paid under this Plan. The amount paid under this Plan shall be the difference of what the total benefit under the Pension Plan would have been had the deferral under this Plan counted in the calculation of the pension benefit under the Pension Plan and the actual benefit payable under that plan.

Notwithstanding the immediately foregoing paragraph, no matching contributions will be made to Eligible Agents who are under a 14th Edition R form of Agents Agreement.

Section 5.        Interest Credits

At the end of each calendar year, amounts credited to the Participant's Deferral Account under this Plan will be credited with interest. The interest for the year shall be the amount determined by multiplying the average account balance for the year by the applicable rate.

In the case of a deferral of Compensation or Commissions, for a period not in excess of three (3) years, the annual rate of interest applicable to a calendar year shall be the one (1) year Treasury Bill rate published in the Wall Street Journal on the last business day of November of that calendar year. For deferrals which are greater than three (3) years, the annual rate of interest for a calendar year shall be the five (5) year Treasury Bill rate published in the Wall Street Journal on the last business day of November of that calendar year.

Section 6.        Distribution

In the event of a termination of the employment of a Participant who is an Eligible Employee or the cancellation of the contract of a Participant who is an Eligible Agent under a 14th or 10th Edition form of Agents' Agreement before retirement, the account balance credited to that Participant's Deferral Account as of the date of termination will be paid in a single sum to the Participant. In the case of an Eligible Employee, amounts that cannot be deferred beyond 36 months, and in the case of an Eligible Agent who has elected to defer Commission for a period of 36 months or less, such amounts and any interest thereon will be paid in a single sum to the Participant on the Date of Distribution specified in the Deferral Agreement. Notwithstanding the foregoing, however, a Participant who (i) is an Eligible Agent under a 14th or 10th Edition form of Agents' Agreement may elect to commence receiving the amount in the Deferral Account before the end of a thirty six month period in annual installments not to exceed the total amount of installments agreed to in the Deferral Agreement and, (ii) is an Eligible Agent under a 14th Edition R form of Agents Agreement may elect in the Deferral Agreement to receive payment of the balance in the Deferral Account on the Date of Distribution, either in a lump sum or in installments, not to exceed the total amount agreed to in the Deferral Agreement.

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Section 7.        Designation of Beneficiary

Each Participant may designate a Beneficiary or Beneficiaries (which Beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such Beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no Beneficiary has been named, or the designated Beneficiary or Beneficiaries shall have predeceased the Participant, the Beneficiary shall be the Participant's estate. If a Participant designates more than one Beneficiary, the interests of such Beneficiaries shall be paid in equal shares, unless the Participant has designated otherwise.

Section 8.        Plan Administration

The Committee is hereby authorized to administer the Plan and establish, adopt, or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. The Committee shall have discretionary authority to construe and interpret the Plan and to determine the rights, if any, of Participants and Beneficiaries under the Plan. The Committee's resolution of any matter concerning the Plan shall be final and binding upon any Participant and Beneficiary affected thereby. Members of the Committee shall be eligible to participate in the Plan while serving as members of the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member's interest in the Plan as a Participant.

Section 9.        Emergency Benefit

In the event that the Committee, upon written petition of the Participant, determines, in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Company shall pay to the Participant, as soon as practicable following such determination, an amount necessary to meet the emergency, after deducting any and all taxes as may be required pursuant to
Section 16. For purposes of this Plan, an unforseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses shall not be considered to be the result of an unforseeable financial emergency. Notwithstanding anything in this Plan to the contrary, a Participant who receives an Emergency Benefit in any Plan Year shall not be entitled to make any further deferrals for the remainder of such Plan Year.

Section 10.       Amendment and Termination of the Plan

The Board of Directors of Equitable or any other entity authorized by it may at any time amend, suspend, discontinue or terminate the Plan, provided, however, that no amendment shall be effective to reduce the amounts credited to a Participant's Deferral Account to the date of the amendment, suspension, discontinuance or termination. Written notice of any amendment will be given to each Participant then participating in the Plan, as soon as practicable after its effective date. In the event the Plan is terminated, the entire account balance credited to the Deferral Account as of the effective date of the termination will be paid in a single sum to the Participant.

Section 11.       No Limitation on Corporation Actions

Nothing contained in the Plan shall be construed to prevent the Equitable, from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any benefits under the Plan. No Participant, Beneficiary or other person shall have any claim against the Equitable, its subsidiaries and affiliates as a result of any such action.

Section 12.       Participant as Unsecured General Creditor

A Participant shall have no legal or equitable right, interest, or claim in any specific property or assets of Equitable. Any and all of Equitable's assets shall be, and remain, the general, unpledged, unrestricted assets of Equitable. Equitable's obligation under this Plan shall be merely that of an unfunded and unsecured promise of Equitable to pay money in the future.

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Section 13.       Nonassignability

The Participant or any other person shall not have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt of amounts, if any, payable hereunder, or any part thereof, or interest therein which are, and all rights to which are, expressly declared hereby to be unassignable and non-transferable. No part of the amount payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

Section 14.       Employment Not Guaranteed

Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or of agency or as giving any Eligible Employee or Eligible Agent any right to be retained in the employ or as an agent of Equitable.

Section 15.       Obligation to Equitable

If a Participant becomes entitled to a distribution under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to Equitable, then Equitable may to the extent permitted by law offset such amount owed to it against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.

Section 16.       Withholding Taxes

The Equitable may make such provisions and take such action as it may deem necessary or appropriate for the withholding of any taxes which it is required by any law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with any benefits under the Plan, including, but not limited to, the withholding of appropriate sums from any amount otherwise payable to the Participant (or his Beneficiary). Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such benefits.

Section 17.       Severability

If any provision of the Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

Section 18.       Applicable Law

This Plan shall be governed and construed in accordance with the laws of the State of New York.

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       DEFERRED COMPENSATION ELECTION FORM - Employees and Agents (Plan B)

In accordance with the Deferred Compensation Plan for a Select Group of Management Employees and Agents (Plan B), which is hereby incorporated by reference, I make the following irrevocable elections for the coming year:

Deferral Election
I elect to defer the following percentages or dollar amounts of my compensation:

 _________% or $ _______________ from each payment of base salary.

 _________% or $ _______________ of my annual IC.

 _________% of total Commissions.*

Payout Election
I elect that any amount payable to me pursuant to the Deferred Compensation Plan be paid as follows:

In one lump sum on _______________
     (Insert date or "my retirement date").

In __ annual payments (insert number - maximum 15) beginning on  _______________
                                          (insert date or "my retirement date").

Per New York State insurance law, employee deferrals in excess of 33-1/3% of total compensation for a calendar year must be paid out within 36 months of the date the deferral is made. I elect to have any deferral in excess of 33-1/3% of total comp paid out on January 1 of the (select one) ___ first, ___ second, or ___ third following year.

*An Eligible Agent who is under a 14th Edition R Agents Agreement is subject to a minimum deferral amount of 25% of Commissions.

Beneficiary
In the event of my death, I designate the following person as my beneficiary:

---------------------------------------------------------------
Name and relationship

---------------------------------------------------------------
Address

Signature
I understand that these elections are binding on me and cannot be changed:

--------------------       --------------------      --------------------
Name (please print)        Social Security Number     Organization/Dept.

----------------------------------------             --------------------------
Signature                                                              Date

----------------------------------------             --------------------------
Plan Administrator Signature                                           Date


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